Exhibit 99.1

Contact: Jim Mathias

E: ir@exelatech.com

W: investors.exelatech.com

T: +1 972-821-5808

Exela Technologies, Inc. Reports First Quarter 2019 Results;

Reaffirms 2019 Outlook

•      Revenue of $403.8 million, representing 2.7% growth over Q1 2018; revenue of $409.8 million on a constant currency basis(1), representing 4.2% growth over Q1 2018

•      Net loss of $29.9 million

•      EBITDA(2) of $41.7 million

•      Adjusted EBITDA(3) of $74.1 million, representing 6.5% growth over Q1 2018; Adjusted EBITDA of $74.9 million on a constant currency basis, representing 7.6% growth over Q1 2018

•      Adjusted EBITDA margin of 18.3%, an increase of 60 basis points over Q1 2018

Irving, TX– May 9, 2019 – Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA), a location-agnostic global business process automation (“BPA”) leader across numerous industries, announced today its financial results for the first quarter ended March 31, 2019.

“We are very pleased with the solid first quarter results and about the remainder of 2019.  On a constant currency basis, our revenue grew 4% and Adjusted EBITDA grew 8%, year over year, backed by a growing and profitable pipeline, and the continued ramp up of our existing customers. Our Digital NowSM strategy continues to win business by leveraging our best in class technology and support services. Our goal is to continue to accelerate the digital transformation of our customers through expanding engagements across multiple layers and to be a technology and a business process automation partner,” said Ronald Cogburn, Chief Executive Officer of Exela.

“As we continue to grow and service our new and existing customers, we have seen an acceleration in our initial costs associated with these wins. Therefore, we have added to our employee base and have seen an increased use of working capital. We anticipate these trends will reverse in the back-half of the year. Further, we continue to exit lower margin contracts where customers do not have a path towards automation. On a sequential basis, we expect revenue to be flat, but improve materially in the third and fourth quarter, and, accordingly we are reaffirming our 2019 outlook.”

“Our customer awareness is rising and our solutions are well-received.  This year, Exela was ranked number 18 on the 2019 Everest Group BPS Top 50TM list; improving from number 22 last year and from number 35 the year before,” added Mr. Cogburn.

First Quarter Ended March 31, 2019 Financial Highlights

•      Revenue: Revenue of $403.8 million, an increase of 2.7% from $393.2 million in the first quarter of 2018. Revenue for our Information and Transaction Processing Solutions (“ITPS”) segment was $324.6 million, an increase of 4.1% year-over-year, driven primarily by growth in top customers, faster ramp up of contracts utilizing our Digital Now model, and the impact of growth investments, offset by a decline in lower automation and project driven business. Healthcare Solutions (“HS”) revenue was $61.3 million, an increase of 4.6% year-over-year and consistent with expectations. Legal and Loss Prevention Services (“LLPS”) revenue was $17.8 million. Results in LLPS are event driven and were negatively impacted by projects that generated lower revenue.

•      Net Loss: Net Loss for the first quarter of 2019 was $29.9 million, compared to a net loss of $24.0 million in the first quarter of 2018. The net loss was higher primarily due to the negative impact related to an interest rate derivative.

•      Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2019 was $74.1 million, an increase of 6.5% as compared to Adjusted EBITDA of $69.6 million in the first quarter of 2018. Adjusted EBITDA margin for the first quarter of 2019 was 18.3%, an increase of 60 basis points as compared to an Adjusted EBITDA margin of 17.7% in the first quarter of 2018. The increase in first quarter 2019 Adjusted EBITDA and Adjusted EBITDA margin was primarily driven by revenue growth and by the continued realization of savings flow-through, partially offset by investments the Company made for growth.

•      Capital Expenditures: Capital expenditures for the first quarter of 2019 were 3.2% of revenue compared to 2.2% of revenue in the first quarter of 2018.

•      Common Stock: As of March 31, 2019, there were 155,729,299 total shares of common stock outstanding which includes 5,586,344 shares reserved for outstanding preferred shares on an as-converted basis.

•      Share buyback: During the first quarter of 2019, the Company did not purchase any shares of common stock. Cumulative shares repurchased under the Company’s share buyback program total 2,549,185 since program inception.

•      Launch of Exela Smart OfficeTM — Internet of Things for the workplace.

•      Total employees as of March 31, 2019 rose to 22,976 from 22,047 as of December 31, 2018.

•      83% of first quarter 2019 revenue in the Americas, 17% in Europe.

Balance Sheet and Liquidity

•      At March 31, 2019, Exela’s total liquidity was $57.9(4) million and total net debt was $1.459 billion.

2019 Guidance as of May 9, 2019

•      Revenue range of $1.66 billion to $1.70 billion, growth of approximately 5% - 7% year over year.

•      Adjusted EBITDA range of $305 million to $335 million, growth of approximately 7% - 18% year over year.

•      Capital expenditures range as % of revenue of 2% - 2.5%.

•      Capital allocation to be prioritized towards debt pre-payment.

•      Reduction of net leverage ratio by 5% - 7%.

Note: Guidance is based on constant currency.

Note on Outlook: The Company has not forecasted net income/(loss) on a forward-looking basis due to the high variability and difficulty in predicting certain items that affect GAAP net income/(loss). Adjusted EBITDA should not be used to predict net income/(loss) as the difference between the two measures is variable.

Please refer to attached schedules for reconciliations. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect absolute figures.

(1) – Constant currency is a non-GAAP measure. A reconciliation of constant currency is attached to this release.

(2) – EBITDA is a non-GAAP measure. A reconciliation of EBITDA is attached to this release.

(3) – Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release.

(4) – Total liquidity of $57.9 million. At March 31, 2019, total cash and cash equivalents was $8.5 million (including restricted cash not subject to legal restriction). The Company has a revolving credit facility of $100 million, of which an aggregate amount of $49.4 million was available after $21 million reserved for letters of credit.

Earnings Conference Call and Audio Webcast

Exela will host a conference call to discuss its first quarter 2019 financial results today at 5:00 p.m. ET.  To access this call, dial 833-255-2831 or +412-902-6724 (international).  A replay of this conference call will be available through May 16, 2019 at 877-344-7529 or +412-317-0088 (international).  The replay passcode is 10130239.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call.

About Exela

Exela Technologies, Inc. (“Exela”) is a location-agnostic global business process automation (“BPA”) leader combining industry-specific and multi-industry enterprise software and solutions with decades of experience. Our BPA suite of solutions are deployed in banking, healthcare, insurance and other industries to support mission critical environments. Exela is a leader in work flow automation, attended and un-attended cognitive automation, digital mail rooms, print communications, and payment processing with deployments across the globe. Exela partners with customers to improve user experience and quality through operational efficiency. Exela serves over 4,000 customers worldwide, through a secure, cloud-enabled global delivery model. We are 22,000 employees strong across the Americas, Europe and Asia. Our customer list includes 60% of the Fortune® 100, along with many of the world’s largest retail chains, banks, law firms, healthcare insurance payers and providers and telecom companies.

Find out more at www.exelatech.com

Follow Exela on Twitter: https://twitter.com/exelatech

Follow Exela on LinkedIn: https://www.linkedin.com/company/11174620/

About Non-GAAP Financial Measures: This press release includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela’s board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess Exela’s financial performance, because it allows them to compare Exela’s operating performance on a consistent basis across periods by removing the effects of Exela’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. and Novitex Holdings, Inc. on July 12, 2017 (the “Business Combination”) and capital markets-based activities). Adjusted EBITDA also seeks to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the Business Combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team.  Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release. Optimization and restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the Business Combination. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results.

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the estimated or anticipated future results and benefits of the Business Combination, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation those discussed under the heading “Risk Factors” in Exela’s most recently filed Annual Report on Form-10-K filed with the Securities and Exchange Commission. In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

Exela Technologies, Inc. and Subsidiaries Consolidated Balance Sheets As of March 31, 2019 and December 31, 2018 (Unaudited) (in thousands of United States dollars except share and per share amounts) outstanding at December 31, 2018 and 6,194,233 shares issued or outstanding at December 31, 2017 outstanding at March 31, 2019 and December 31, 2018 5 March 31, December 31, 2019 2018 Assets Current assets Cash and cash equivalents$8,262$25,615 Restricted cash 4,998 18,239 Accounts receivable, net of allowance for doubtful accounts of $5,913 and $4,359 respectively278,064270,812 Inventories, net 16,321 16,220 Prepaid expenses and other current assets25,33025,015 Total current assets 332,975 355,901 Property, plant and equipment, net of accumulated depreciation of $163,199 and $154,060 respectively129,621132,986 Operating lease right-of-use asset, net 100,727 - Goodwill708,285708,258 Intangible assets, net 397,412 407,021 Deferred income tax assets16,20216,225 Other noncurrent assets 17,667 19,391 Total assets$ 1,702,889$ 1,639,782 Liabilities and Stockholders' Equity (Deficit) Liabilities Current liabilities Accounts payable$90,924$99,853 Related party payables 6,184 7,735 Income tax payable4,8981,996 Accrued liabilities 63,138 66,008 Accrued compensation and benefits57,96154,583 Accrued interest 23,928 49,071 Customer deposits28,41034,235 Deferred revenue 19,966 16,504 Obligation for claim payment46,06356,002 Current portion of finance lease obligations 15,961 17,498 Current portion of operating lease obligations27,368-Current portion of long-term debt 32,821 29,237 Total current liabilities417,622432,722 Long-term debt, net of current maturities 1,336,152 1,306,423 Finance lease obligations, net of current portion27,23126,738 Pension liability 25,514 25,269 Deferred income tax liabilities12,43911,212 Long-term income tax liability 3,158 3,024 Operating lease right-of-use liability, net of current portion78,290-Other long-term liabilities 6,747 15,400 Total liabilities1,907,1531,820,788 Commitment and Contingencies (Note 9) Stockholders' equity (deficit) Common stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 152,692,140 shares issued and 150,142,955 outstanding at March 31, 2019 and December 31, 2018 15 15 Preferred stock, par value of $0.0001 per share; 20,000,000 shares authorized; 4,569,233 shares issued and11 Additional paid in capital 482,018 482,018 Preferred stock, par value of $0.0001 per share; 20,000,000 shares authorized; 4,569,233 shares issued and(10,342)(10,342) Equity-based compensation 44,529 41,731 Accumulated deficit(707,787)(678,563) Accumulated other comprehensive loss: Foreign currency translation adjustment(3,173)(6,565) Unrealized pension actuarial losses, net of tax (9,525) (9,301) Total accumulated other comprehensive loss(12,698)(15,866) Total stockholders’ deficit (204,264) (181,006) Total liabilities and stockholders’ deficit$ 1,702,889$ 1,639,782

Exela Technologies, Inc. and Subsidiaries Consolidated Statements of Operations for the three months ended March 31, 2019 and 2018 (Unaudited) (in thousands of United States dollars except share and per share amounts) 6 Three Months Ended March 31, 2019 2018 Revenue $ 403,765 $ 393,167 Cost of revenue (exclusive of depreciation and amortization) 306,882 293,792 Selling, general and administrative expenses 49,949 45,595 Depreciation and amortization 28,020 38,019 Related party expense 994 1,105 Operating income 17,920 14,656 Other expense (income), net: Interest expense, net 38,899 38,017 Sundry expense (income), net 2,531 (64) Other income, net 1,677 (3,328) Net loss before income taxes (25,187) (19,969) Income tax (expense) benefit (4,720) (4,025) Net loss $ (29,907) $ (23,994) Cumulative dividends for Series A Preferred Stock (914) (914) Net loss attributable to common stockholders $ (30,821) $ (24,908) Loss per share: Basic and diluted $ (0.21) $ (0.16)

exela TECHNOLOGIES

Exela Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the three months ended March 31, 2019 and 2018 (Unaudited)

(in thousands of United States dollars unless otherwise stated)

	Three Months Ended March 31,	
	2019	**2018**
Cash flows from operating activities		
Net loss	$ (29,907)	$ (23,994)
Adjustments to reconcile net loss		
Depreciation and amortization	28,020	38,019
Original issue discount and debt issuance cost amortization	2,852	2,595
Provision for doubtful accounts	800	481
Deferred income tax provision	1,076	835
Share-based compensation expense	2,798	959
Foreign currency remeasurement	35	(323)
Loss on sale of assets	9	253
Fair value adjustment for interest rate swap	1,677	(3,328)
Change in operating assets and liabilities, net of effect from acquisitions		
Accounts receivable	(8,742)	(10,876)
Prepaid expenses and other assets	(632)	(5,567)
Accounts payable and accrued liabilities	(33,574)	(18,864)
Related party payables	(1,551)	(273)
Net cash used in operating activities	**(37,139)**	**(20,083)**
Cash flows from investing activities		
Purchase of property, plant and equipment	(5,572)	(5,957)
Additions to internally developed software	(1,879)	(1,092)
Additions to outsourcing contract costs	(5,561)	(1,596)
Proceeds from sale of assets	7	2
Net cash used in investing activities	**(13,005)**	**(8,643)**
Cash flows from financing activities		
Repurchases of common stock	(2,872)	-
Proceeds from financing obligation	566	1,863
Cash paid for equity issue costs	-	(7,500)
Net borrowings under factoring agreement	1,118	
Borrowings from revolver and swing-line loan	51,000	25,000
Repayments from revolver and swing line loan	(21,000)	(25,000)
Principal payments on finance lease obligations	(5,077)	(4,803)
Principal payments on long-term obligations	(4,153)	(2,947)
Net cash provided by (used in) financing activities	**19,582**	**(13,387)**
Effect of exchange rates on cash	(32)	55
Net increase (decrease) in cash and cash equivalents	**(30,594)**	**(42,058)**
Cash, restricted cash, and cash equivalents		
Beginning of period	43,854	81,489
End of period	$ 13,260	$ 39,431
Supplemental cash flow data:		
Income tax payments, net of refunds received	$ 1,356	$ 1,053
Interest paid	60,573	66,192
Noncash investing and financing activities:		
Assets acquired through right-of-use arrangements	4,097	4,432
Accrued capital expenditures	809	1,101

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exela TECHNOLOGIES

Exela Technologies
Schedule 1: Reconciliation of Adjusted EBITDA and constant currency revenues (Unaudited)

Non-GAAP constant currency revenue reconciliation

	Three months ended	
($ in millions)	31-Mar-19	31-Mar-18
Revenues, as reported (GAAP)	**$403.8**	**$393.2**
Foreign currency exchange impact [(1)]	6.0	
Revenues, at constant currency (Non-GAAP)	**$409.8**	**$393.2**

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months ended March 31, 2018, to the revenues during the corresponding period in 2019.

Reconciliation of Adjusted EBITDA

	Three months ended	
($ in millions)	31-Mar-19	31-Mar-18
Net loss (GAAP)	**($29.9)**	**($24.0)**
Interest expense	38.9	38.0
Taxes	4.7	4.0
Depreciation and amortization	28.0	38.0
EBITDA (Non-GAAP)	**$41.7**	**$56.1**
Transaction and integration costs	1.0	1.1
Optimization and restructuring expenses	25.8	14.5
Gain / loss on derivative instruments	1.7	(3.3)
Other Charges	3.9	1.3
Adjusted EBITDA (Non-GAAP)	**$74.1**	**$69.6**
Foreign currency exchange impact [(1)]	0.8	
Adjusted EBITDA, at constant currency (Non-GAAP)	**$74.9**	**$69.6**

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months ended March 31, 2018, to the adjusted EBITDA during the corresponding period in 2019.

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